                                  Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18
U.S.C. SECTION 1350)

In connection with the quarterly filing of Maxim Mortgage Corporation, a
Delaware corporation (the "Company"), on Form 10QSB for the period ended March
31, 2004, as filed with the Securities and Exchange Commission (the "Report"),
I, Joel Arberman, Director, Chief Executive and Financial Officer of the
Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18
U.S.C.ss.1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/Joel Arberman
Joel Arberman
Chief Executive and Financial Officer
August 13, 2004

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